UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

Sooner Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026-A South Mingo Road #297

Tulsa, Oklahoma 74133

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918) 625-1557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 3, 2014, the stockholders of Sooner Holdings, Inc. (f/k/a Syntroleum Corporation) (the “Company”) approved the sale of substantially all of the assets of the Company to REG Synthetic Fuels, LLC (“Purchase Sub”), a wholly owned subsidiary of Renewable Energy Group, Inc. (“REG”) (the “Transaction”) pursuant to that certain Asset Purchase Agreement dated as of December 17, 2013 between the Company, REG and Purchase Sub (the “Purchase Agreement”).

In connection with the Transaction, the stockholders of the Company also approved, among other things, a Plan of Liquidation and Dissolution of Syntroleum Corporation (the “Plan”) allowing the Company’s Board of Directors (the “Board”) to, among other things, (i) establish a liquidating trust for the benefit of the common stockholders of the Company, subject to the claims of the Company’s creditors, and (ii) transfer the Company’s assets to such trust.

Effective May 6, 2015, pursuant to the Plan, the Board, among other things, (i) established a liquidating trust known as the “Sooner Holdings Trust” (the “Trust”), and (ii) transferred all right, title and interest in, to and under the remaining assets of the Company to the Trust.

As described below, the Company, the Trust, the Defendants (defined below), and Lead Plaintiff Thomas Victor (the “Lead Plaintiff” and, collectively, the “Parties”) in the class action lawsuit, In re Syntroleum Corp. Shareholder Litigation, CJ-201305807 (the “Consolidated Action”), entered into that certain Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation,” and together with the proposed settlement of those issues to be approved by the Court, the “Settlement”) and filed the Stipulation in the District Court in and for Tulsa County, State of Oklahoma (the “Court”) on June 24, 2016. On June 29, 2016, the Court issued an Order Granting Preliminary Approval of Stipulation and Agreement of Compromise, Settlement and Release, and Schedule Order Related Thereto (the “Preliminary Order”).

The Class Action Litigation

On December 17, 2013, the Company and REG announced that they and the Purchase Sub had entered into the Purchase Agreement. On December 26, 2013, Daniel Baxter, on behalf of himself and all others similarly situated, filed an action in the Court, styled Baxter v. Syntroleum Corp. et al., CJ-2013-05807 (the “Baxter Action”), alleging, among other things, that the Company’s Principal Financial Officer, Karen L. Power, and the Company’s Board: P. Anthony Jacobs, James R. Seward, Alvin R. Albe, Edward G. Roth, Frank M. Bumstead, Robert B. Rosene, Jr. (the “Individual Defendants”), and the Company had breached their fiduciary duties in connection with their consideration and approval of the Transaction, and that REG and Purchase Sub (the “REG Defendants”, and together with the Individual Defendants, the “Defendants”) had aided and abetted those breaches of fiduciary duty.

On December 30, 2013, Philip Crawley, on behalf of himself and all others similarly situated, filed an action in the Court, styled Crawley v. Roth et al., CJ-2013-05853 (the “Crawley Action”), and on January 10, 2014, George Kashouh and Thomas Victor, on behalf of themselves and all others similarly situated, filed an action in the Court, styled Kashouh et al. v. Syntroleum Corp. et al., CJ-2014-00126 (the “Kashouh Action”), each also challenging the Transaction.

The Court consolidated the Baxter, Crawley, and Kashouh Actions as the Consolidated Action. The members of the plaintiff class in the Consolidated Action are, collectively, the “Plaintiffs.”

The Parties entered into the Settlement on June 23, 2016 and filed the Stipulation in Court on June 24, 2016.

The Proposed Settlement

The maximum “Settlement Fund” for the class under the Consolidated Action (the “Class”) is $2.8 million. After subtracting out any Court-approved attorneys’ fees and litigation expenses and any recoveries attributable to members of the Class who opt out of the Settlement (the “Net Settlement Fund”), each Class member’s actual recovery will be based on the Plan of Allocation (described below).

A “Settlement Administrator” to be approved by the Parties would distribute or cause to be distributed the Net Settlement Fund to the Trust; the Net Settlement Fund would in turn be distributed, pro rata, to the holders of record of Company stock as of June 11, 2014 who have not opted out of the Settlement and who are eligible to receive distributions from the Net Settlement Fund; provided, however, that no distributions from the Net Settlement Fund would be made to those Class members who were the beneficial owners of less than one (1) share of Company stock as of June 11, 2014 (the “Plan of Allocation”). The Settlement Fund would be funded within the later of ten (10) calendar days after the date upon which the Effective Date (defined below) has occurred and thirty (30) days after the Individual Defendants’ insurer has received all information necessary to process the payment.

Any person falling within the definition of the Class may, upon request, be excluded from or “opt out” of the Class. Any such person must submit to the Settlement Administrator a request for exclusion (“Request for Exclusion”), by First-Class Mail, or hand-delivered such that it is received no later than ten (10) calendar days before the Settlement Hearing (defined below). All persons who submit valid and timely Requests for Exclusion would have no rights under the Stipulation, would not share in the distribution of the Net Settlement Fund, would not be bound by the Stipulation or any final judgment, and their pro rata share of the Settlement Fund would be deducted from the Settlement Fund and excluded from the Net Settlement Fund.

The “Effective Date” would be the first day after which all of the following events and conditions of the Stipulation have been met or have occurred: (a) Plaintiffs’ counsel and Defendants’ respective counsel have executed the Stipulation; (b) the Court has conditionally certified the Class, preliminarily approved the Stipulation, and approved the notice to the Class by entry of an order substantially conforming with the terms hereof and of the final Stipulation; (c) the Court has issued an Order granting Final Approval of the Settlement and has signed a judgment conforming thereto; (d) the signed judgment has become final and conclusive; and (e) the time expires for filing an appeal from the judgment, or if the judgment is appealed, any appeal and subsequent appeal is resolved provided that that such resolution results in final judicial approval of the Settlement.

Preliminary Order

The Court entered the Preliminary Order on June 29, 2016. The Preliminary Order provides for, among other things: (i) approval of the manner and form of notice to the Class; and (ii) scheduling a hearing for the Court’s final consideration of the Stipulation to be held on October 3, 2016, certification of the Class, and Plaintiffs’ counsel’s application for attorneys’ fees and expenses and an incentive award for Lead Plaintiff, which Plaintiffs’ counsel believes are warranted by the Settlement contemplated herein (the “Settlement Hearing”).

Order and Final Judgment Proposed Under Preliminary Order

If the Settlement is approved by the Court, the Parties have agreed to jointly seek entry of an Order and Final Judgment (the “Order and Judgment”) substantially in the form attached as Exhibit C to the Stipulation. The Judgment would, among other things: (i) certify the Class as an opt-out class pursuant to Oklahoma Statutes, tit. 12, §§ 2023(A) and 2023(B)(3); (ii) certify the Lead Plaintiff as the Class representative; (iii) approve the Settlement as fair, reasonable and adequate and in the best interests of the Class under Oklahoma Statutes, tit. 12, §§ 2023(E)(2) and 2023.1; (iv) dismiss the Consolidated Action with prejudice on the merits as against any and all Defendants, without fees or costs to any party except as herein may be provided; (v) provide for the release of claims as described herein; (vi) reserve jurisdiction for the purpose of effectuating the Settlement; (vii) rule on Plaintiffs’ motion for an award of attorneys’ fees and expenses and incentive award to Lead Plaintiff as may be made as set forth herein and pursuant to Oklahoma Statutes, tit. 12, § 2023(G); and (viii) enjoin all members of the Class from prosecuting or continuing to litigate any Settled Claim (as defined below) against any Released Person (as defined below).

Final Approval means that the Court has entered the Judgment and that the Judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, by writ of certiorari or otherwise, or by lapse of time or otherwise. If the Judgment is set aside, materially modified, or overturned, and is not fully reinstated on reconsideration, reargument, or further appeal, the Judgment would not become final and conclusive.

The Order and Judgment would provide for the full and complete release of, dismissal with prejudice of, and a permanent injunction barring, among other things, any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, asserted or unasserted, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted in the Consolidated Action, any of the Actions, or any other court, tribunal, or proceedings (including but not limited to any claims arising under federal, state, foreign, statutory or common law, including the federal securities laws, any state disclosure law or any claims for quasi-appraisal), by or on behalf of the REG Defendants, Plaintiffs or any member of the Class or derivatively on behalf of the Company, whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”), against the Company, Trust, Defendants and certain other persons, or any of their respective families, parent entities, controlling persons, associates, affiliates, investment funds, or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (the “Released Persons”), whether or not each of the Released Persons was named, served with process, or appeared in the Consolidated Action or any of the Actions, which any of the Releasing Persons ever had, now have, or may have had by reason of, arising out of, relating to, or in connection with (i) the acts, events, facts, matters, transactions, occurrences, statements, representations, or omissions, or any other matters whatsoever that were or that could have been set forth in the Petition, or any of its predecessor petitions in the Consolidated Action or the Actions; (ii) the Transaction, or (iii) the Proxy and any other agreements, compensation or disclosures made in connection with the Transaction (the “Settled Claims”).

The Order and Judgment would provide for the release by Syntroleum and the Individual Defendants of any and all claims or sanctions, known or unknown, accrued or unaccrued, against the REG Defendants, Plaintiffs and Plaintiffs’ counsel arising out of or relating to the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the Transaction; provided, however, that the release would not include any release of the right by the Parties and the proposed Class members to enforce the Stipulation or the Settlement, or to opt out, object to or otherwise seek relief pursuant to Oklahoma Statutes, tit. 12, §§ 2023 or 2023.1 with respect to the Settlement, or the Order and Final Judgment, or the award of attorneys’ fees and expenses to Plaintiffs’ counsel, or to be heard at the Settlement Hearing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Capitalized terms not defined herein have the meaning ascribed to them in the Stipulation.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

	(10.1)	Stipulation, filed June 29, 2016.

	(10.2)	Preliminary Order, dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016

SOONER HOLDINGS, INC.

By:	/s/ Karen L. Power
Karen L. Power Chief Executive Officer